UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2015

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Corporation’s Annual Meeting of Stockholders held on May 26, 2015, the matters voted on and the voting results are as follows:

Proposal 1 — Election of Directors

Director Nominees:	Votes For	Votes Against	Votes Abstained
Juan Acosta-Reboyras	190,345,122	1,512,015	43,977

Aurelio Alemán-Bermúdez	190,350,419	1,508,567	42,128

Luz A. Crespo	190,227,002	1,615,334	58,778

Robert T. Gormley	190,306,164	1,533,945	61,005

Thomas M. Hagerty	189,907,344	1,933,939	59,831

Michael P. Harmon	190,306,065	1,534,044	61,005

Roberto R. Herencia	149,564,967	42,286,280	49,867

David I. Matson	190,301,798	1,535,674	63,642

José Menéndez-Cortada	190,174,251	1,663,715	63,148

Broker Non-Vote 14,801,287 shares for each director.

Proposal 2 – Non-binding Approval of Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

187,298,941	4,425,979	176,194	14,801,287

Proposal 3 — Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for Fiscal Year 2014

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

206,335,709	310,737	55,955	NA

Item 8.01 Other Events.
On May 26, 2015, the Corporation announced that it has entered into a definitive agreement to sell a portfolio comprised of mostly non-performing and classified commercial loans and real estate owned totaling $199.8 million of unpaid principal balance, or $150.1 million of book value (excluding specific reserves), for $87.6 million in cash or 43.8% of the unpaid principal balance of the assets. This transaction is expected to close in early June 2015.

This transaction will result in a pretax loss, net of $15.3 million in reserves, of approximately $47.2 million. At the completion of the transaction, FirstBank will reduce its classified assets and non-performing assets by approximately $149.1 million and $94.7 million, respectively. The resulting March 31, 2015 pro form non-performing asset to total asset ratio will decline from 5.74% to 5.02%.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 26, 2015 — First BanCorp Announces Progress On Balance Sheet De-Risking

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 27, 2015	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 26, 2015 — First BanCorp Announces Progress On Balance Sheet De-Risking